UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2012

GDT TEK, Inc.

(Exact name of registrant as specified in its chapter)

Florida	000-20259	27-0318532
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

8110 Ulmerton Ave.
Largo, Florida	32803
(Address of principal executive offices)	(Zip Code)

(407) 574-4740

Registrant's telephone number, including area code

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

In December 2012 the Company failed to meets is financial requirements with regard to the 109 Acres in Desert Hot Springs, California for the $2,000,000 (assuming $1,600,000 in notes secured by the property and $400,000 in property taxes). The Lender reacquired the site due to lack of payment. Subsequently the new owner (former lender) of the 109 Acres agreed to reaccept the offer of payment once the Company can confirm that it has a lender in place to build out the site for the 20MW solar project.

In December 2012 the Company invested into Green USA Recycling, Corp project in the form of 200,000 shares of restricted common stock based on an agreed value of $.25 per share.

In December 2012 Ralf Horn elected to resign from the Board of Directors and as CTO of the Company until at such time the Company obtains funding for its projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 26, 2012	GDT TEK , INC.
/s/ Bo Linton
By: Bo Linton
Its: President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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